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                                                                     Exhibit 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                       VENTAS REALTY, LIMITED PARTNERSHIP

          The undersigned, desiring to form a limited partnership pursuant to the Delaware revised uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, hereby certifies as follows:

          1. The name of the Limited Partnership is Ventas Realty, Limited Partnership.

          2. The address of the Limited Partnership's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Limited Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

          3. The name of the general partner is Vencor, Inc., a corporation formed under the General Corporation Law of the State of Delaware. The address of the general partner is 3300 Aegon Center, 400 West Market Street, Louisville, Kentucky 40202.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Ventas Realty, Limited Partnership this 30th day of March, 1998.

                                  General Partner:
                                  Vencor, Inc.

                                        By: /s/ W. Suzanne Rowell
                                           --------------------------------
                                           Name:  W. Suzanne Rowell
                                           Title: Authorized Signatory